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FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:
DAVID MARGULIES/JIM LAWRENCE
(214) 368-0909 (800) 710-5292 (PAGER)


         Addison, Texas (June 30, 2000) --- As has been previously announced, AmeriServe Food Distribution, Inc. is exploring a number of strategic alternatives including the potential sale of substantially all the company's assets. Other options previously discussed by management are to continue as a stand-alone company or to take on a strategic partner.

         AmeriServe has entered into preliminary discussions with several parties, including McLane Company, Inc. concerning these strategies.

         No specific agreements have been reached with any party, and the U.S. Bankruptcy Court must approve any change in the company's status.

         AmeriServe will continue to work closely with its customers and employees during this period with the goal of continuing to improve operating efficiencies and customer service.

AmeriServe, headquartered in Addison, Texas, a suburb of Dallas, is one of the nation's largest distributors specializing in chain restaurants, serving leading quick service systems such as KFC, Long John Silver's, Pizza Hut and Taco Bell.

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